UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WLDN	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

 On September 29, 2023 (the “Closing Date”), Willdan Group, Inc. (the “Company”) and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with a syndicate of financial institutions as lenders and BMO Bank, N.A. (“BMO”), as administrative agent. The Credit Agreement replaces the Company’s Amended and Restated Credit Agreement, dated as of June 26, 2019, (as amended, the “Prior Credit Agreement”), by and among the Company, the guarantors party thereto, BMO as administrative agent and lender and the lenders party thereto.

The Credit Agreement provides for (i) a $100.0 million term loan (the “Term Loan”) and (ii) a $50.0 million revolving credit facility (the “Revolving Credit Facility”, and collectively with the Term Loan, the “Credit Facilities”), each maturing on September 29, 2026. The Company may also request lenders to add incremental term loans or increase the aggregate commitment under the Revolving Credit Facility by an aggregate amount of up to $75.0 million, subject to meeting certain conditions, and only if the lenders agree to provide such additional term loans or revolving commitments.

Borrowings under the Credit Facilities bear interest at either a Base Rate (as defined in the Credit Agreement) or the adjusted Secured Overnight Financing Rate (“SOFR”), at the Company’s option, and in each case, plus an applicable margin, which applicable margin ranges from 0.75% to 2.00% with respect to Base Rate borrowings and 1.75% to 3.00% with respect to SOFR borrowings, depending on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement); provided, that SOFR and the Base Rate cannot be less than 0.00%, with the specific pricing reset on each date on which the Administrative Agent receives the required financial statements under the Credit Agreement for the fiscal quarter then ended. The Company must also pay a commitment fee for the unused portion of the Revolving Credit Facility, which ranges from 0.20% to 0.40% per annum depending on the Company’s Total Net Leverage Ratio, and fees on the face amount of any letters of credit outstanding under the Revolving Credit Facility, which range from 1.3125% to 2.25% per annum, in each case, depending on the Company’s Total Net Leverage Ratio, as well as customary fronting fees payable to BMO as letter of credit issuer. In connection with the closing of the Credit Facilities, the Company paid certain other fees and expenses.

The Term Loan will amortize quarterly in an amount equal to (i) 7.5% per annum for the first year ending after the Closing Date and (ii) 10.0% per annum for the second and third years ending after the Closing Date, with a final payment of all then remaining principal and interest due on the maturity date of September 29, 2026. The amounts outstanding under the Credit Facilities may be prepaid in whole or in part at any time without penalty (other than customary breakage costs).

Willdan Group, Inc. is the borrower under the Credit Agreement and its obligations under the Credit Agreement are guaranteed by its present and future domestic subsidiaries (other than inactive subsidiaries). In addition, subject to certain exceptions, all such obligations are secured by substantially all of the assets of Willdan Group, Inc. and the subsidiary guarantors (other than inactive subsidiaries).

The Credit Agreement requires compliance with financial covenants, including a maximum Net Leverage Ratio and a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement). The Credit Agreement also contains customary restrictive covenants, including (i) restrictions on the incurrence of additional indebtedness and additional liens on property, (ii) restrictions on permitted acquisitions and other investments and (iii) limitations on asset sales, mergers and acquisitions. Further, the Credit Agreement limits the Company’s payment of future dividends and distributions and share repurchases by the Company. Subject to certain exceptions, the borrowings under the Credit Agreement are also subject to mandatory prepayment from (a) any issuances of debt or equity securities, (b) any sale or disposition of assets, (c) insurance and condemnation proceeds, and (d) a percentage of excess cash flow. The Credit Agreement includes customary events of default.

The Company used the proceeds from the Term Loan to repay and terminate the Prior Credit Agreement, which was scheduled to mature on June 26, 2024, as well as to fund certain fees and expenses associated with the Credit Agreement and intends to use the Credit Facilities to, among other things, provide working capital, finance capital expenditures and permitted acquisitions, and for other general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

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Item 1.02.                                               Termination of a Material Definitive Agreement.

On September 29, 2023, using proceeds from the Term Loan, the Company repaid in full all of its outstanding obligations under the Prior Credit Agreement. Furthermore, on September 29, 2023, in connection with the closing of the Credit Agreement (as described above under Item 1.01 of this Current Report on Form 8-K), the Company terminated (i) the Prior Credit Agreement and (ii) the related Security Agreement, dated as of October 1, 2018, between the Company, the other debtors party thereto and BMO, as amended by the Master Reaffirmation of and Amendment to Collateral Documents, dated as of June 26, 2019, by and among the Company, the other debtors party thereto, and BMO.

The Company’s Prior Credit Agreement was set to mature on June 26, 2024 and consisted of (i) a $100.0 million secured term loan with $60.0 million outstanding, (ii) a $50.0 million delayed draw term loan with $37.0 million outstanding, and (iii) a $50.0 million secured revolving credit facility with no balance outstanding and $4.1 million in letters of credit issued, in each case as of September 29, 2023. No early termination penalties were incurred by the Company in connection with the termination of the Prior Credit Agreement and related agreements.

Item 2.03.                                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 3.03.                                        Material Modification to Rights of Security Holders.

As noted above under Item 1.01 of this Current Report on Form 8-K, the Credit Agreement limits the Company’s payment of future dividends and distributions and share repurchases by the Company.

Item 7.01.                                              Regulation FD Disclosure.

On October 5, 2023, the Company issued a press release announcing entry into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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 Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Document

10.1

The Credit Agreement, dated as of September 29, 2023, by and among Willdan Group, Inc., as Borrower, the Guarantors (as defined therein), the Lenders (as defined therein), BMO Bank N.A., as Joint Lead Arranger and Administrative Agent and J.P. Morgan, as Joint Lead Arranger.

10.2	The Security Agreement, dated as of September 29, 2023, by and among Willdan Group, Inc., as Borrower, the Debtors (as defined therein), and BMO Bank N.A., as Administrative Agent.
99.1	Willdan Group, Inc. Press Release dated October 5, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: October 4, 2023	By:	/s/ Creighton K. Early
Creighton K. Early
Chief Financial Officer

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